Exhibit 31.2

CERTIFICATIONS

I, Lloyd C. Blankfein, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended November 28, 2008 of The Goldman Sachs Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ LLOYD C. BLANKFEIN
Name: Lloyd C. Blankfein
Title: Chief Executive Officer

Date: March 27, 2009

CERTIFICATIONS

I, David A. Viniar, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended November 28, 2008 of The Goldman Sachs Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DAVID A. VINIAR
Name: David A. Viniar
Title: Chief Financial Officer

Date: March 27, 2009